EXHIBIT 32.2
CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

    In connection with the Quarterly Report of Exousia Advanced Materials, Inc. , a Texas corporation (the “Company”), on Form 10-QSB for the quarter ended September 30, 2007, as filed with the Securities and Exchange Commission (the “Report”), Brenda Rodrigue, Chief Accounting Officer, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to her knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 17, 2008	By:/s/ Brenda Rodrigue
Name: Brenda Rodrigue
Title: Chief Accounting Officer

A signed original of this written statement required by Section 906 has been provided to Exousia Advanced Materials, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.